Exhibit 3.76

Industry Canada

Certificate of Amendment

Canada Business
Corporations Act

MBS PRODUCTIONS INC.		608148-7
Name of corporation		Corporation number

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐

October 16, 2003

Director		Date of Amendment

Industry Canada	ELECTRONIC TRANSACTION REPORT

Canada Business Corporations Act	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)

Processing Type: E-Commerce

1. Name of Corporation 6081487 CANADA INC	2. Corporation No. 608148-7

3.	The articles of the above-named corporation are amended as follows:

1.	By changing the number name of the Corporation to “MBS Productions Inc.”; and

2.	By adding the following private company restrictions to the articles of the Corporation:

“The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

Any invitation to the public to subscribe for securities of the Corporation is prohibited.”

Date 2003-10-16	Name ARTHUR REINSTEIN	Signature	Capacity of AUTHORIZED OFFICER

Industry Canada

Certificate
of Incorporation

Canada Business
Corporations Act

6081487 CANADA INC	608148-7
Name of corporation	Corporation number

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

March 31, 2003
Director - Directeur	Date of Incorporation

Industry Canada	ELECTRONIC TRANSACTION REPORT

Canada Business	ARTICLES OF INCORPORATION
Corporations Act
(SECTION 6)

Processing Type

1.	Name of Corporation

6081487 CANADA INC

2.	The province or territory in Canada where the registered office is to be situated -

ONTARIO

3.	The classes and any maximum number of shares that the corporation is authorized to issue -

The annexed Schedule 1 is incorporated in this form.

4.	Restrictions, if any, on share transfers

The annexed Schedule 2 is incorporated in this form.

5.	Number (or minimum and maximum number ) of directors

Minimum: 1  Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on -

The annexed Schedule 3 is incorporated in this form.

7.	Other provisions, if any

The annexed Schedule 4 is incorporated in this form.

8.	Incorporators

Name(s)	Address (including postal code)	Signature

GARY STEINHART	39 AVENAL DRIVE TORONTO, ONTARIO CANADA MSC 1V3	GARY STEINHART

SCHEDULE 1

ONE CLASS OF SHARES:

The corporation is authorized to issue an unlimited number of shares of one class.

SCHEDULE 2

No share in the capital of the Corporation shall be transferred without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

SCHEDULE 3

None

SCHEDULE 4

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

Industry Canada	ELECTRONIC TRANSACTION REPORT

Canada Business Corporations Act	NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE (SECTION 19)

Processing Type E-Commerce
1.	Name of Corporation 6081487 CANADA INC	2.	Corporation No. 608148-7 Business No. 894382605RC0001

3.	Province or territory in Canada where the registered office is to be situated. ONTARIO

4.	Civic address of Registered Office 40 KING STREET WEST SUITE 2100, SCOTIA PLAZA TORONTO, ONTARIO CANADA M5H 3C2		Effective Date of Change Date 2003-03-31

5.	Mailing address, if different		Effective Date of Change

Date 2003-03-31	Name GARY STEINHART	Signature	Capacity of INCORPORATOR

Industry Canada	ELECTRONIC TRANSACTION REPORT

Canada Business Corporations Act	NOTICE OF DIRECTORS OR NOTICE OF CHANGE OF DIRECTORS (SECTIONS 106 AND 113)

Processing Type E-Commerce

1. Name of Corporation - Dénomination de la société 6081487 CANADA INC	2.	Corporation No. 608148-7 Business No. 894382605RC0001

3. The following persons become directors of this corporation:

Name GARY STEINHART	Effective Date 2003/03/31	Residential Address 39 AVENAL DRIVE TORONTO, ONTARIO CANADA MSC 1V3	Resident Canadian Y/N Y

4. The following persons ceased to be directors of this corporation:

Name	Effective Date	Residential Address

5. The directors of this corporation now are:

Name	Residential Address		Resident Canadian Y/N

GARY STEINHART	39 AVENAL DRIVE TORONTO, ONTARIO CANADA MSC 1V3		☑

Date 2003 / 03 / 31	Name GARY STEINHART	Signature	Capacity of INCORPORATOR